Exhibit 4.1

                               Journal Employees'

                                   Stock Trust

                                    Agreement

                             As amended June 5, 2001

                               Journal Employees'

                              Stock Trust Agreement

                               Dated May 15, 1937

                   (As amended May 5, 1954; December 23, 1964;
         July 31, 1968; March 26, 1973; January 16, 1975; June 1, 1979;
                April 1, 1982l January 1, 1986; February 1, 1990;
                       October 30, 1996 and June 5, 2001)

AGREEMENT, dated May 15, 1937, by and between HARRY J. GRANT, FAYE McBEATH, WILMINGTON TRUST COMPANY, as Trustee under Agreement dated November 12, 1931, with Katharine Boyd Morehead, WILMINGTON TRUST COMPANY, as Trustee under Agreement dated November 12, 1931, with Mary Boyd Evans, SUSAN A. BOYD, KATHARINE BOYD MOREHEAD and MARY BOYD EVANS, first parties; HARRY J. GRANT, LESLIE A. WEBSTER, JOHN DONALD FERGUSON, LEONARD L. BOWYER and MARVIN H. CREAGER, called "the trustees," second parties; and JOURNAL COMMUNICATIONS, a Wisconsin corporation, called "the Company," third party:

1: General Definitions.
     (a) This Agreement shall be known as "Journal Employees' Stock Trust Agreement," except where referred to herein as "this Agreement."
     (b) "Section" shall mean a division of this Agreement designated by arabic numerals.
     (c) The word "called" shall indicate the adoption for purposes of simplification and convenience of certain terms and expressions which will thereafter sometimes be used in this Agreement.
     (d) "Persons" shall include corporations, trusts, associations and partnerships, as well as natural persons.
     (e) "Journal stock" shall mean the capital stock of the Company and in the event of the reorganization or recapitalization of the Company, whatever voting stock shall most nearly correspond to the present capital stock of the Company.
     (f) "Stockholder-Eligible" shall mean each of the persons named as First Parties in the preamble of this Agreement so long as such persons shall hold any shares of Journal stock and shall include the successor or successors of each such person in the ownership of Journal stock.
     (g) "Employee" shall mean every person now or at any time hereafter employed in the service of one or more of the Employers, including the officers of any of the Employers, so long as they shall be so employed or on leave of absence duly granted. A director as such shall not be deemed an employee or an officer for the purposes of this Agreement.
     (gg) "Employers" shall mean the Company and all corporations of which the Company owns directly or indirectly 80% or more of the voting capital stock.
     (h) "Employee-Eligibles" shall mean employees during the continuance of their employment.
     (hh) An "Employee-Eligible-Transferee" means a person to whom units are assigned by an employee-eligible upon the conditions defined in
          Section 12 of this agreement.
     (i) "Ex-Employee-Eligibles" shall mean persons who have ceased to be employee-eligibles and those succeeding to their rights as owners of units so long as such persons shall own any units as hereinafter defined.
     (ii) An "Employee Benefit Trust" shall mean a pension, profit sharing, stock bonus or other similar trust established by an employer to provide retirement benefits to employees and a trust established by an employee-eligible to provide retirement benefits.
     (j) "President" shall mean the person from time to time occupying the office of President of the Company, in his individual and not in his official capacity.
     (k) "Board of Directors" shall mean a majority of the persons from time to time constituting the Board of Directors of the Company, in their individual and not in their official capacities.
     (l) Unless otherwise indicated by the context, the singular shall include the plural and the plural the singular, and the masculine shall include the feminine and neuter.
     (m)  "Month" shall mean calendar month.
     (mm) "Accounting Period" shall mean one of the 13 periods into which the Company divides the calendar year for accounting purposes. Each such period is composed of 4 calendar weeks, except that the first and thirteenth periods may be longer or shorter to the extent necessary to make each accounting year end on December 31.
     (n)  "Assign" shall mean bargain, sell, assign, convey and deliver.
     (o) "Retirement" shall mean the separation of an employee from the employment of the Employers (i) for an employee participating in the Journal Communications, Inc. Employees' Pension Plan as in effect from time to time, herein called the "JCI Plan," when eligible for Normal Retirement, Early Retirement, or Disability Retirement under Section
          4.1 of the JCI Plan; (ii) for an employee not eligible to participate in the JCI Plan, when the employee would have been eligible for Normal Retirement, Early Retirement, or Disability Retirement under Section
          4.1 of the JCI Plan if such employee's Employer had been an "Employer" under the JCI Plan but ignoring, for purposes of the determination under this clause (ii), (A) the age 55 and ten (10) years of Credited Service rule in Section 4.1(b) of the JCI Plan and (B) any employment with such Employer prior to the date the Employer became a "Related Employer" as defined in Section 14.1 of the JCI Plan; or
          (iii) for a person participating in the JCI Plan who is not otherwise eligible under (i), when eligible for any Early Retirement Window Benefit under Article 4 of the JCI Plan
     (p) "Qualified Termination" shall mean the separation of an employee from the employment of the Employers as a result of (i) a downsizing of an Employer, (ii) the elimination of employee positions, (iii) the sale by any of the Employers of the stock of an Employer after which the corporation the stock of which was sold no longer qualifies as an Employer, (iv) the sale of substantially all of the assets of an Employer, (v) a restructuring or reorganization of an Employer, (vi) the outsourcing of a material amount of work or (vii) another similar transaction or event as to which, in any case of (i)-(vii), the trustees determine that there is a termination of a sufficient number of employees and that the provisions of Section 9(h) should apply.

2: Purpose. The provisions of this Agreement are intended to promote and facilitate the acquisition and ownership of a beneficial interest in Journal stock by employee-eligibles and to promote stability and continuity of management and control of the Company in the interest of the Company, the stockholder-eligibles and the employee-eligibles through the instrumentality of the trust hereinafter created.

3: Conveyance to the Trustees. First parties do hereby severally assign to the trustees, in trust, for the uses and purposes hereinafter defined, the number of shares of Journal stock set opposite their respective names below, viz.:

Harry J. Grant......................    10,000 shares
Faye McBeath........................    10,000 shares
Wilmington Trust Company,
as Trustee under Agreement
dated November 12, 1931,
with Katharine Boyd
Morehead............................    3,300 shares
Wilmington Trust Company,
as Trustee under Agreement
dated November 12, 1931,
with Mary Boyd Evans................    3,300 shares
Susan A. Boyd, Katharine
Boyd Morehead and Mary
Boyd Evans..........................    3,400 shares
Total...............................    30,000 shares

The said 30,000 shares of Journal stock, together with such other shares of Journal stock as may hereafter be held by the trustees hereunder, are called the "Capital Stock Fund."

                        I. CAPITAL STOCK FUND, UNITS OF
                          BENEFICIAL INTEREST THEREIN,
                               TRUST CERTIFICATES

4: Units of Beneficial Interest, Trust Certificates. The beneficial interests in the Capital Stock Fund shall be divided into 30,000 equal parts called "units." The trustees shall from time to time increase or decrease the number of units into which the Capital Stock Fund shall be divided, to accord in so far as may be practicable with the number of shares of Journal stock held by them hereunder. Units shall be evidenced by certificates, called "trust certificates," issued by the trustees.
     Every such trust certificate shall be deemed to represent the number of units specified therein, unless the trustees shall have increased or decreased the number of units, in which case they shall call in all trust certificates then outstanding and shall issue in lieu thereof new trust certificates specifying the proper increased or decreased number of units represented thereby. From and after any such call, each outstanding trust certificate affected thereby shall represent not the number of units specified therein but the number of units for which a new certificate is required, as aforesaid, to be issued in lieu thereof. Trust certificates shall be in substantially the following form:

This is to Certify That ___________ is the owner of _____ units of beneficial interest in the trust under Journal Employees' Stock Trust Agreement dated May 15, 1937, to which reference is made for the terms and conditions of said trust, including the rights and obligations of the holder of this certificate. By acceptance of this certificate the holder consents to be bound by all of the terms and conditions of said Agreement, an original of which is on file for inspection at the office of the undersigned trustees at 333 West State Street, Milwaukee, Wisconsin. The persons eligible to acquire any right or interest in this certificate or in the units of beneficial interest represented hereby are limited and this certificate is transferable only as provided in said Journal Employees' Stock Trust Agreement. Dated
__________________________________
Trustees under Journal Employees' Stock
 Trust Agreement dated May 15, 1937.

5: Units Vested in First Parties, Disposition by Them. Ownership of said 30,000 units shall forthwith be vested in first parties severally in proportion to the number of shares of Journal stock hereinbefore assigned by them respectively to the trustees, and first parties reserve to each of their number the right to assign said units so vested in them, but only to eligibles as hereinafter defined, in accordance with the terms of an agreement of even date herewith between first parties and Journal Shares Corporation, a Wisconsin corporation.

6: Classes of Persons Eligible to Hold Trust Certificates. Except as otherwise provided in Section 15, units and trust certificates evidencing units may be owned and held only by persons included in one of the following classes, which persons are called "eligibles":
     (a)  Stockholder-eligibles.
     (b)  Employee-eligibles.
     (c) Ex-employee-eligibles, but only with respect to units and trust certificates evidencing units acquired by them or their predecessors in interest as employee-eligibles and only on condition that the options provided for in Section 10 shall not have been exercised, subject, however, to the limitations set forth in Section 13.
     (d)  The Company.
     (e)  Journal Shares Corporation.
     (f)  Employee-eligible-transferees.
     (g)  Employee Benefit Trusts

7: Recordation of Trust Certificates and Transfers Thereof. The trustees shall keep a record of each trust certificate issued showing the date of issue, the number of units represented thereby, the certificate number and the name and address of the person to whom issued. The trustees shall also keep a record of each transfer of a trust certificate showing the date of transfer, the name and address of the person or persons to whom transferred, together with the number of units represented thereby and the number or numbers of the new trust certificate or certificates issued. If any trust certificate shall be canceled, the trustees shall note upon their record the certificate number, date of cancellation and the number of units canceled. The trustees shall record the transfer of a trust certificate only upon the production of proof satisfactory to them that the transfer of the units represented thereby is in accordance with the terms of this Agreement, and, except in the case of a sale of units owned by employee-eligibles, ex-employee-eligibles, employee-eligible-transferees and employee benefit trusts under the options provided for in Section 10, only upon the surrender of such trust certificate properly endorsed. No transfer of any unit or of any trust certificate shall be valid or effective for any purpose unless made in accordance with the terms and conditions of this Agreement, nor unless such transfer shall have been entered on the trustees' record. The trustees shall not recognize any transfer of a fractional unit. The acceptance of a trust certificate by the person to whom issued or the assertion of any right or interest in units shall constitute an acceptance of and an agreement to be bound by all of the terms and conditions of this Agreement.

8: Rights of Stockholder-Eligibles to Exchange Journal Stock for Trust Certificates and Trust Certificates for Journal Stock. Any stockholder eligible but no other person may at any time and from time to time assign shares of Journal stock to the trustees and receive an exchange therefor trust certificates evidencing units, or may surrender trust certificates representing units acquired by them as stockholder-eligibles and subject to the terms and conditions of this Agreement, receive in exchange therefor shares of Journal stock; provided, however, that the ratio between the number of units and the number of shares of Journal stock thus exchanged shall equal the ratio between the number of units outstanding and the number of shares of Journal stock held by the trustees immediately prior to such exchange.

9: Option Events With Respect to Units Owned by Employee-Eligibles. All units owned by employee-eligibles employee benefit trusts, employee-eligible-transferees or ex-employee-eligibles shall be subject to purchase under the options defined in section 10, subject to the conditions hereinafter stated, upon the happening of the option events hereinafter defined:
     (a) A written offer to sell a specified number of units signed by any unitholder and delivered to the President shall constitute an option event in respect of the number of units specified in the offer.
     (b) Termination of the employer-employee relationship between any employee-eligible and the Employers by reason of any cause other than retirement or qualified termination shall constitute an option event in respect of all units then owned by such employee-eligible and in respect of all units then held by an employee-eligible-transferee pursuant to prior transfer by such employee-eligible under the provisions of Section 12 and in respect of all units held by an Employee Benefit Trust established by an employee-eligible.
     (c) In the event of termination of the employer-employee relationship between any employee-eligible and the Employers by reason of retirement, the first anniversary of such retirement shall be an option event in respect of all units then owned by such individual in excess of 9/10 of the number of units owned at the time of retirement; the second anniversary of such retirement shall be an option event in respect of all units then owned by such individual in excess of 8/10 of the number of units owned at the time of retirement; the third anniversary of such retirement shall be an option event in respect of all units then owned by such individual in excess of 7/10 of the number of units owned at the time of retirement; the fourth anniversary of such retirement shall be an option event in respect of all units then owned by such individual in excess of 6/10 of the number of units owned at the time of retirement; the fifth anniversary of such retirement shall be an option event in respect of all units then owned by such individual in excess of 5/10 of the number of units owned at the time of retirement; the sixth anniversary of such retirement shall be an option event in respect of all units then owned by such individual in excess of 4/10 of the number of units owned at the time of retirement; the seventh anniversary of such retirement shall be an option event in respect of all units then owned by such individual in excess of 3/10 of the number of units owned at the time of retirement; the eighth anniversary of such retirement shall be an option event in respect of all units then owned by such individual in excess of 2/10 of the number of units owned at the time of retirement; the ninth anniversary of such retirement shall be an option event in respect of all units then owned by such individual in excess of 1/10 of the number of units owned at the time of retirement; the tenth anniversary of such retirement shall be an option event in respect of all units then owned by such retired ex-employee-eligible. Provided further that the death of any retired ex-employee-eligible prior to the tenth anniversary of his retirement shall be an option event in respect of all units owned by such retired ex-employee-eligible at the time of death. The above reference to "units owned" and "units then owned" refers to units registered in the name of the retired employee and includes any marital or community property interest of the retired employee's spouse.
     (cc) In the case of any retired ex-employee-eligible who retired on or before December 31, 1974, each anniversary of such retirement after that date shall, at the written election of such retired ex-employee-eligible, be an option event in respect of a number of units equal to one-seventh of the units owned by him at the time of retirement, or such lesser number of units as may constitute all units owned by him on any such anniversary date. If any such ex-employee-eligible fails to file such written election with the trustees before the first anniversary of his retirement after December 31, 1974, option events with respect to units owned by him shall occur on the dates and in the amounts provided by this agreement as in effect on the date of his retirement. This paragraph (cc) shall cease to be a part of this agreement on the date on which the last unit owned by a retired ex-employee-eligible who retired on or before December 31, 1974, is sold.
    (ccc) In the case of any retired ex-employee-eligible who retired on or before June 1, 1979, each anniversary of such retirement after that date shall, at the written election of such retired ex-employee-eligible, be an option event in respect of a number of units equal to one-tenth of the units owned by him at the time of retirement, or such lesser number of units as may constitute all units owned by him on any such anniversary date. If any such ex-employee-eligible fails to file such written election with the trustees before the first anniversary of his retirement after June 1, 1979, option events with respect to units owned by him shall occur on the dates and in the amounts provided by this agreement as in effect on the date of his retirement or as elected under Section 9 (cc) as the case may be. This paragraph (ccc) shall cease to be a part of this agreement on the date on which the last unit owned by a retired ex-employee-eligible who retired on or before June 1, 1979, is sold. The above reference to "units owned" and "units then owned" refers to units registered in the name of the retired employee and includes any marital or community property interest of the retired employee's spouse.
     (d)  For purposes of the option events described in Sections 9(c), (cc),
          (ccc) and (h),
          (i) units held by an employee-eligible-transferee or an Employee Benefit Trust established by an employee-eligible shall be treated as owned by the ex-employee-eligible who assigned such units to the employee-eligible-transferee or established the Employee Benefit Trust; and
          (ii) such option events shall be applied to such units held by employee-eligible-transferees and such Employee Benefit Trusts in the chronological order of the issuance of the certificates evidencing such units after first being applied to units held by the ex-employee-eligible. The death of the ex-employee-eligible shall be an option event in respect of all units then held by the employee-eligible-transferees and such Employee Benefit Trusts as well as all units then owned by the ex-employee-eligible.
     (e) Termination as referred to in this Section 9 shall be deemed to have occurred when an employee has ceased to be employed by any of the Employers.
     (f) A sale, transfer or other disposition of a unit or the trust certificate evidencing a unit, which is invalid and ineffective under the provisions of Section 12, shall constitute an option event with respect to such unit at the time of such attempted sale, transfer or other disposition.
     (g) An option event with respect to a unit owned by an employee-eligible, an ex-employee-eligible or an employee-eligible-transferee shall constitute an option event with respect to any marital or community property interest of the spouse of the employee-eligible, the ex-employee-eligible, or the employee-eligible or ex-employee-eligible who transferred the unit to the employee-eligible-transferee.
     (h) In the event of termination of the employer-employee relationship between any employee-eligible and the Employers by reason of qualified termination, where the termination does not qualify as a retirement under Section 1(o) hereof :
          (i) where the individual has continuously held all or part of his units for twenty or more years at the time of termination, the first anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 4/5 of the number of units owned at the time of termination; the second anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 3/5 of the number of units owned at the time of termination; the third anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 2/5 of the number of units owned at the time of termination; the fourth anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 1/5 of the number of units owned at the time of termination; the fifth anniversary of such termination shall be an option event in respect of all units then owned by such individual;
          (ii) where the individual has continuously held all or part of his units for fifteen or more years (but less than twenty years) at the time of termination, the first anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 3/4 of the number of units owned at the time of termination; the second anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 2/4 of the number of units owned at the time of termination; the third anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 1/4 of the number of units owned at the time of termination; the fourth anniversary of such termination shall be an option event in respect of all units then owned by such individual;
         (iii) where the individual has continuously held all or part of his units for ten or more years (but less than fifteen years) at the time of termination, the first anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 2/3 of the number of units owned at the time of termination; the second anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 1/3 of the number of units owned at the time of termination; the third anniversary of such termination shall be an option event in respect of all units then owned by such individual;
          (iv) where the individual has continuously held all or part of his units for five or more years (but less than ten years) at the time of termination, the first anniversary of such termination shall be an option event in respect of all units then owned by such individual in excess of 1/2 of the number of units owned at the time of termination; the second anniversary of such termination shall be an option event in respect of all units then owned by such individual;
          (v) where the individual has continuously held all or part of his units for two or more years (but less than five years) at the time of termination, the first anniversary of such termination shall be an option event in respect of all units then owned by such individual; and
          (vi) where the individual has not held any of his units for two or more years at the time of termination, the time of such termination shall be an option event in respect of all units then owned by such individual.
     Provided further that the death of any ex-employee-eligible who was terminated pursuant to a qualified termination shall be an option event in respect of all units owned at the time of death. The above reference to "units owned" and "units then owned" refers to units registered in the name of the terminated employee and includes any marital or community property interest of the terminated employee's spouse.

10: Options With Respect to Units. Options to purchase all or any of the units made available through the happening of an option event, by depositing at the office of the trustees in cash the option price determined according to the formula set forth in Section 11, together with interest thereon as provided in
Section 13, within the period of time limited below, shall be vested in each of the following classes of optionees successively:
     Class A Optionees. For a period of six months after the happening of an option event, such employee-eligible or eligibles, excluding the President, either concurrently or successively, for such number of units and for such period or periods not exceeding six months, as may be designated in writing by the President to the Trustees.
     Class B Optionees. For a period of two months after the expiration of the time limited to Class A Optionees, such employee-eligible or eligibles, including the President, and such employee benefit trusts, either concurrently or successively, for such number of units and for such period or periods not exceeding two months, as may be designated in writing by the Board of Directors to the trustees.
     Class C Optionees. For a period of four months after the expiration of the time limited to Class B Optionees, stockholder-eligibles, with the right as among themselves to purchase the units available to them in proportion to the number of shares of Journal stock owned by them respectively, together with their respective proportions of such units not purchased by any of their number.
     Class D Optionees. For a period of five years after the expiration of the time limited to Class C Optionees, the Company.
     The options of each class of optionees shall apply only to units not purchased by optionees in a prior class or classes.
     The options arising upon the occurrence of any option event described in
Section 9 (a) or in Section 9 (b) shall terminate and supersede options then pending, if any.
     Any cash deposited with the trustees under the provisions of this section, less taxes and expenses, if any, incident to the purchase of a unit or units, shall be paid over promptly by the trustees to the seller of such unit or units, subject, however, to the provisions of Sections 16 and 17.
     Any of the aforesaid classes of optionees may waive their options by delivering written notice thereof to the trustees. The President shall have the power at any time to waive the options of Class A Optionees and the Board of Directors shall have the power at any time to waive the options of Class B Optionees. In the event the option of any class of optionees shall have been waived, as hereinbefore provided, the options of the next succeeding class of optionees shall commence on the date of such waiver.

11: Formula for Option Price of a Unit. The price, called "option price," at which any unit subject to the foregoing options may be purchased by any optionee shall be determined as follows:
     The option price of a share of Journal stock shall be calculated according to the formula set forth in Section 25, except that in lieu of the words "the date of the trustees' offer" wherever occurring in Section 25, there shall be substituted (a) with respect to optionees in Classes A, B or C, the words "the date of the option event" and (b) with respect to the optionee in Class D, the words "the date of purchase." This amount shall then be multiplied by the number of shares of Journal stock held by the trustees on the date of the option event, in the case of optionees of Class A, B or C, or on the date of purchase, in the case of Class D Optionee, and the result thus obtained shall be divided by the number of units outstanding on such date. The quotient thus obtained shall be the option price of such unit. The trustees shall make a tentative determination of such option price and the payment to the trustees of the sum so determined shall be a sufficient exercise of the option, subject to such adjustment of such tentative option price as may subsequently be requisite.

12: Restrictions on Transfer of Units. Every employee-eligible and ex-employee-eligible shall have the right to assign any or all units owned by him, by way of gift without considerations to a trustee, herein called an "employee-eligible-transferee," in trust, for the benefit of (i) individual beneficiaries or (ii) corporations, associations or foundations organized for charitable, educational or religious purposes, subject to the following conditions.
     (a) Nothing in this section shall be deemed to authorize the sale of units for a valuable consideration.
     (b) No assignment of units to an employee-eligible-transferee shall revoke or detract from the purchase option rights to which such units were subject prior to transfer thereof to the trustee.
     (c) A certified copy of the trust instrument evidencing any assignment of units by an employee-eligible to an employee-eligible-transferee shall be filed with the trustees under JESTA at the time of transfer.
     Unless and until units owned by an employee-eligible or by an ex-employee-eligible or by an employee-eligible-transferee or by an employee benefit trust shall have become subject to purchase under the options specified in Section 10 and said options shall have been exercised, or shall have expired without having been exercised, no sale, transfer or other disposition of such units or the trust certificates evidencing the same shall be valid or effective for any purpose whatsoever except as provided in Section 12 above and in Sections 15 and 16. The classification of a unit as marital property or community property under applicable state laws shall not be deemed a sale, transfer or other disposition for purposes of this paragraph so long as the transferor unitholder in whose name the unit is recorded on the records of the trustees (the "transferor unitholder") retains sole and exclusive rights of management and control over the unit; nor shall a subsequent reassignment of the transferee spouse's marital or community interest back to the transferor unitholder be deemed a sale, transfer or other disposition for purposes of this paragraph. The term "management and control" shall include, among other rights, the right to vote, encumber, sell or otherwise dispose of the unit during the lifetime of the transferor unitholder. Any sale, transfer, or other disposition of a unit or the trust certificate evidencing the same which is not valid or effective under this paragraph shall constitute an option event under Section 9 at the time of such attempted sale, transfer or other disposition.
     Nothing in this agreement shall be deemed to prohibit an eligible, other than an employee-eligible, employee benefit trust, ex-employee-eligible or employee-eligible-transferee, from assigning to any other eligible any units owned by him.

13: Rights of Unitholders to Participate in Dividends While Options to Class A, B and C Optionees are pending. From the occurrence of an option event with respect to any unit, and so long as such unit shall be subject to purchase by optionees of Class A, B or C, the trustees shall withhold and accumulate all payments out of dividends on Journal stock which otherwise would be made on account of such unit and shall pay over such accumulations, if any, to the purchaser of such unit, if an optionee of Class A, B or C, and such purchaser shall pay to the trustees, and they in turn shall pay to the owner of such unit, interest on the option price of such unit, computed from the date of the happening of the option event to the date of purchase at the rate per annum to be established by the trustees from time to time as necessary in their sole discretion to reasonably reflect prevailing interest rates; but if such unit be not purchased by an optionee of Class A, B or C, then upon the expiration of the option to Class C Optionees, the trustees shall pay over such accumulations unto the owner of such unit.

14: Rights of Unitholder to Participate in Dividends After the Expiration of the Options to Class C Optionees. After the expiration of the option to Class C Optionees, all further payments out of dividends received on Journal Stock on account of any unit which shall not have been purchased by an optionee of Class A, B or C, shall be paid by the trustees to the owner of such unit.

15: Right to Transfer Units Not Purchased by Optionees of Class A, B or C. If any unit shall not have been purchased by an optionee of Class A, B or C, then upon the expiration of the time limited to Class C Optionees, such unit shall be transferable (and the trustees on demand shall then make the appropriate notation of such fact on the trust certificate evidencing such unit) by such person as may from time to time be the owner thereof, subject to the provisions of Section 7, to anyone even though not an eligible, provided, however, that such unit shall be subject to the option to the Class D Optionee until such option shall have expired and provided further that if the Class D Optionee shall purchase such unit at any time, then the unit shall thereafter again be subject to the restrictions on transfer set forth in this Agreement.

16: Right of Eligibles to Pledge Units Subject to Options. Any trust certificate owned by an eligible may be pledged to secure the payment of a loan or for any other purpose provided, however, unless and until such eligible shall have notified the trustees in writing of such pledge, the trustees shall not be bound to recognize the interest of any pledgee in such trust certificate or in any unit evidenced thereby, and provided further that the pledgee shall acquire no rights in such unit greater than the rights of the pledgor therein. No sale or other transfer of a unit pledged by an employee-eligible or an ex-employee-eligible, upon foreclosure or other enforcement of such pledge, shall be valid or effective unless at least five days' notice of such sale or other transfer shall have been given in writing to the trustees. The occurrence of such foreclosure sale or other transfer pursuant to due notice to the trustees, shall be deemed an option event with respect to any unit affected thereby and shall have the same effect as an option event specified in Section 9
(a) and shall terminate and supersede options then pending, if any; and thereupon such unit shall be subject to purchase under the options provided in
Section 10. If such unit shall be purchased by an optionee of Class A, B, C or D, the option price, together with interest or payments on account of dividends as provided in Section 13, shall be paid over by the trustees to their pledgor, the pledgee and/or the foreclosure purchaser as their respective interests may appear. Any pledgee, by accepting any unit or the trust certificate evidencing the same in pledge, shall be deemed to have accepted and to have agreed to be bound by all the terms and conditions of this Agreement.

17: Obligation to Surrender Trust Certificates Upon the Happening of an Option Event; Remedies. Forthwith upon the occurrence of an option event with respect to any unit, it shall be the duty of whatever person shall have possession of the trust certificate evidencing such unit, to deliver the same to the trustees properly endorsed for transfer to the purchaser, and the trustees shall be entitled to the remedy of specific performance to enforce such duty, irrespective of whether or not they have or could have resorted to other remedies. In the event that any unit shall have been purchased by an optionee of any class and the trust certificate evidencing such unit properly endorsed for transfer to the purchaser shall not have been delivered to the trustees at the time of such purchase, such trust certificate shall thereupon become void and of no effect except as evidence of the right to receive the option price, which may be deposited without interest in any bank which the trustees may select; and the trustees shall record the transfer of such unit and shall issue to the optionee purchasing the same a new trust certificate therefor.

18: Lost, Stolen or Destroyed Trust Certificates. The trustees, if satisfied that any trust certificate has been lost, stolen or destroyed, may issue in lieu thereof a new trust certificate, whereupon the old trust certificate, whether or not in fact lost, stolen or destroyed, shall become void and of no effect whatsoever and the trustees may impose such conditions upon and exact such indemnity for the issuance of such new trust certificate as they may deem necessary or desirable.

19: Information and Records Concerning Option Events. The trustees shall furnish to the Company a list of all owners of units and shall thereafter notify the Company currently of all persons becoming owners or ceasing to be owners of units. The Company shall promptly notify the trustees of the occurrence of any option event specified in Section 9 (a) and (b) and the President shall promptly notify the trustees of the occurrence of an option event specified in Section 9
(c). Upon receipt of information to the effect that an option event has occurred, the trustees shall make a record of the name of the owner and the number of units with respect to which such option event shall have occurred, and the date of the occurrence of such option event, which record shall be open to inspection by all interested persons under such conditions as the trustees in their discretion shall prescribe. If any unit or units, with respect to which an option event shall have occurred, shall not have been purchased by optionees of Class A or Class B as provided in Section 10, the trustees, promptly upon the expiration of the time limited to Class B Optionees, or waiver of option, shall notify each Class C Optionee in writing of his option, specifying the number of units subject to option, and if any such unit or units shall not have been purchased by Class C Optionees the trustees shall promptly upon the expiration

                           II. PROVISIONS RELATING TO
                                  JOURNAL STOCK

20: Disposition of Income. The trustees shall pay over, as soon as practicable after receipt, all income from the Capital Stock Fund, including such bonds or notes of the Company, if any, as may be received in lieu of current income, less such sums as they may deem necessary to provide for the payment of taxes and expenses of administering the Capital Stock Fund, to owners of units in proportion to the number of units owned by them respectively. The trustees may instruct the Company to pay directly to the owners of units any sums out of the dividends on Journal stock which otherwise would be payable to the trustees, and the receipt of any such instructions by the Company shall discharge the trustees from any and all further liability on account of any such payment. If any units shall have been pledged as provided in Section 16 and the pledgor shall have given written directions to the trustees for payment to the pledgee of the whole or any part of the income to which such pledgor would otherwise be entitled, the trustees shall comply with such directions or cause the same to be complied with, so long as they shall remain unrevoked.

21: Voting Rights. The trustees, as soon as they shall receive notice of any meeting of the owners of Journal stock, shall issue to each owner of units, except ex-employee-eligibles, employee benefit trusts and employee-eligible-transferees, a proxy authorizing him or such other person or persons as he may substitute for him to vote at such meeting the number of shares of Journal stock represented by the units owned by him, provided, however, and each such proxy shall so state, that neither the owner of such units nor his substitute or substitutes shall have the power or authority to vote (a) to sell or lease all or substantially all of the assets of the Company, or (b) to dissolve the Company, or (c) to merge or consolidate the Company with any other corporation or corporations in which the Company and/or the stockholders of the Company upon completion of such consolidation or merger do not control directly or indirectly a majority of the voting stock, unless the employee owners of at least two-thirds of the outstanding units owned by employee-eligibles shall have authorized the trustees to offer all shares held by the trustees for sale in accordance with the provisions of Section 24 to the classes of optionees therein defined and such options shall have expired within three months prior to such vote. The trustees may authorize the affixing of a facsimile of their signatures to any proxy with the same effect as though such proxy were signed by them personally.
     The trustees shall have exclusive authority to vote all shares of Journal stock represented by units owned by ex-employee-eligibles, employee benefit trusts and employee-eligible-transferees.

22: Stock Dividends. All dividends paid to and received by the trustees in shares of Journal stock shall be added to and become a part of the Capital Stock Fund.

23: Subscription Rights. In the event that the trustees shall become entitled to subscribe to additional shares of Journal stock, they shall, as soon as practicable thereafter, notify in writing each owner of a unit then outstanding, other than an ex-employee-eligible, of such fact and shall make an offer to each such owner to subscribe on his behalf to such part of such shares of Journal stock as shall be proportional to the number of units owned by him or any portion of such part, on condition that he shall accept such offer and pay to the trustees the subscription price before a specified date, sufficiently prior to the date when the trustees' right to subscribe shall expire to enable them to exercise such right; and on the further condition that the trustees shall not be obliged to subscribe to any fractional share of Journal stock on behalf of any such owner, and in every case they shall have authority to reduce the number of shares subscribed for so far as may be requisite to avoid the creation of a fractional unit. Any owner of a unit who shall receive such an offer from the trustees may, subject to his obtaining the prior written consent of the President, transfer to any eligible, other than an ex-employee-eligible, his right to have the trustee subscribe to additional shares of Journal stock on his behalf.
     The trustees shall subscribe to so many shares of Journal stock as can be paid for with the funds supplied to them by the owners of units accepting the trustees' offer and shall permit their right, with respect to the remaining shares of Journal stock to which they shall be entitled to subscribe, to lapse. Upon receipt of any shares of Journal stock thus subscribed for, the trustees shall forthwith issue to each owner of a unit or units who shall have accepted the trustees' offer, a trust certificate for so many units as shall be necessary to represent the number of shares of Journal stock paid for by him, at the ratio obtaining immediately prior to such subscription between the number of units outstanding and the number of shares of Journal stock held by the trustees. Rights to subscribe to bonds or notes of any corporation, if any shall be required by the trustees, shall be distributed pro rata among the owners of units.

24: Sale of Journal Stock. None of the shares of Journal stock held by the trustees shall be sold or otherwise permanently disposed of except in exchange for its equivalent in the recapitalization or reorganization of the Company unless and until (a) written authorization thereto signed by the employee-eligible and employee benefit trust owners of at least two-thirds of the units then outstanding owned by employee-eligibles and employee benefit trusts shall have been filed with the trustees within eighteen months prior to such sale or other permanent disposition, and (b) the trustees shall have first granted to the following classes of optionees, successively, options in writing for the periods of time limited below, to purchase all or any part of such Journal stock, not purchased by prior optionees, by depositing at the office of the trustees the option price in cash determined according to the formula set forth in Section 25.
     Class One Optionees. Beginning with the date of the first granting of the options by the trustees, called "date of trustees' offer," and ending at the expiration of six months thereafter:
     (a) Each employee-eligible and employee benefit trust owner of units who did not consent to such proposed sale or other permanent disposition, called "non-consenting eligibles," as to such proportion of the shares of Journal stock offered by the trustees as the number of units owned by him bears to the total number of units then outstanding.
     (b) Stockholder-eligibles as to the remainder of the shares of Journal stock offered by the trustees, with the right as among themselves to purchase such remainder, in proportion to the number of shares of Journal stock owned by them respectively, together with their respective proportion of such remainder, if any, not purchased by any of their number.
     Class Two Optionees. For a period of three months after the expiration of the time limited to Class One Optionees.
     (a) The non-consenting eligibles as to so many of the shares of Journal stock offered to stockholder-eligibles as Class One optionees at shall not have been purchased by said stockholder-eligibles, with the right in such non-consenting eligibles as among themselves to purchase such shares of Journal stock, in proportion to the number of units owned by them respectively, together with their respective proportion of such shares, if any, not purchased by any of their number.
     (b) Stockholder-eligibles as to so many of the shares of Journal stock offered to non-consenting eligibles as Class One optionees as shall not have been purchased by said non-consenting eligibles, with the right in said stockholder-eligibles as among themselves to purchase such shares of Journal stock, in proportion to the number of units owned by them respectively, together with their respective proportions of such shares, if any, not purchased by any of their number.
     Class Three Optionees. For a period of three months after the expiration of the time limited to Class Two optionees, the Company.
     All of the optionees within any of the aforesaid classes may waive their options by delivering joint written notice thereof to the trustees, in which event the options of the next succeeding class of optionees shall be deemed to begin to run on the date of such waiver.
     The trustees shall not sell or otherwise permanently dispose of (except in exchange for its equivalent on recapitalization or reorganization of the Company) any of the shares of Journal stock held by them hereunder to any person other than a Class One, Two or Three optionee except under the express condition that the person so purchasing or otherwise acquiring such shares of Journal stock shall agree also to purchase or take over from each Class One optionee, within three months after the date of such purchase or other acquisition, for the same price or other consideration and upon the same terms and conditions, so many shares of Journal stock as may be offered to such purchaser by such Class One optionee; provided, however, that if the trustees shall hold less than a majority of the total number of shares of Journal stock outstanding such purchaser shall not be obligated so to purchase or take over from any Class One optionee any greater proportion of the shares of Journal stock owned by such Class One optionee than the ratio between the number of shares so sold or otherwise permanently disposed of by the trustees and the total number of shares of Journal stock held by the trustees.

25: Formula for Option Price of Journal Stock. The price, called "option price," at which any share of Journal stock shall be subject to purchase pursuant to the options provided in Section 24 shall be determined on a consolidated basis in accordance with generally accepted accounting principles practiced by the Company as shown by the books and records of the Company and its subsidiaries, as follows:
     The book value of all outstanding Journal stock as of the close of the fiscal year next preceding the date of the trustees' offer shall first be determined. This figure shall be increased by the net income or decreased by the net loss, as the case may be, realized between the close of such fiscal year and the close of the accounting period next preceding the date of the trustees' offer, and from the amount thus obtained shall be subtracted the amount of dividends, if any, paid on such Journal stock after the close of such fiscal year. To this result there shall be added an amount equal to 39 times the average accounting period net income of the Company available for dividends on Journal stock during the 65 accounting periods next preceding the date of the trustees' offer; but in computing such net income there shall be deducted dividends, if any, paid or payable on any stock having priority over Journal stock, and the trustees shall exclude from the net income calculation those particular items of income or expense that the trustees determine to be large and unusual. However, from and after such time as a large and unusual item has an effect on net income of the Company that exceeds three percent (3%) of the book value of all outstanding Journal stock as of close of the last accounting period preceding the date of the trustees' offer, the trustees may exclude the item from the net income calculation only if the Board of Directors also consents to the action. For transactions initiated after December 31, 1996, the sum thus obtained shall be multiplied by a figure, called the "multiplier," which is shown below. The product thus obtained shall be divided by the number of shares of Journal stock outstanding as of the date of the trustees' offer and the quotient shall be the option price of each share of Journal stock. In the event that there shall have been any change in the capitalization of the Company between the end of the fiscal year next preceding the date of the trustees' offer and the date of the trustees' offer, the trustees shall make such adjustment in the option price as may be necessary fairly to reflect such change. The trustees shall make a tentative determination of such option price and payment to the trustees of the sum so determined shall be sufficient exercise of the option, subject to such adjustment of such tentative option price as may subsequently be requisite. The multiplier shall be as follows:

                   1997         1998           1999          2000         2001
                   ----         ----           ----          ----         ----
Period 1      1.0076923     1.1076923     1.2076923      1.3076923    1.4076923
Period 2      1.0153846     1.1153846     1.2153846      1.3153846    1.4153846
Period 3      1.0230769     1.1230769     1.2230769      1.3230769    1.4230769
Period 4      1.0307692     1.1307692     1.2307692      1.3307692    1.4307692
Period 5      1.0384615     1.1384615     1.2384615      1.3384615    1.4384615
Period 6      1.0461538     1.1461538     1.2461538      1.3461538    1.4461538
Period 7      1.0538462     1.1538462     1.2538462      1.3538462    1.4538462
Period 8      1.0615385     1.1615385     1.2615385      1.3615385    1.4615385
Period 9      1.0692308     1.1692308     1.2692308      1.3692308    1.4692308
Period 10     1.0769231     1.1769231     1.2769231      1.3769231    1.4769231
Period 11     1.0846154     1.1846154     1.2846154      1.3846154    1.4846154
Period 12     1.0923077     1.1923077     1.2923077      1.3932077    1.4923077
Period 13     1.1           1.2           1.3            1.4          1.5

For every period in 2002 and thereafter, the multiplier shall be 1.5.

                      III. GENERAL ADMINISTRATIVE CLAUSES

26: General Powers of the Trustees. The trustees are authorized and empowered:
     (a) To cause to be transferred into their names as trustees hereunder and to retain any and all shares of Journal stock now or hereafter acquired by them under this Agreement, without liability on the part of the trustees for any decrease in value thereof.
     (b) Subject to the provisions and limitations herein expressly set forth, to sell at public or private sale, exchange for like or unlike property, and otherwise dispose off any or all shares of Journal stock held by them hereunder, at such price and upon such terms and credits as the trustees may deem proper.
     (c) Subject to the provisions and limitations herein expressly set forth, to participate in any plan or proceeding for reorganizing, consolidating, merging or adjusting the finances of the Company, to pay any assessment or any expense incident thereto and to do any other act or thing that the trustees may deem necessary or advisable in connection therewith.
     (d) To employ counsel and pay them reasonable compensation and the trustees shall be fully protected in any action under this Agreement taken by them in good faith in accordance with the opinion of such counsel.
     (e) To select and employ suitable agents and to pay them reasonable compensation.
     (f) To compromise or submit to arbitration any claim in favor of or against the trust estate or any controversy as to the option price of Journal stock.
     (g) To transfer so many shares of Journal stock held by them hereunder into the name of each person elected a Director of the Company who may have been so elected by the vote of the owners of units as shall be necessary to enable such person to qualify as such Director.
     (h) In every case of controversy between buyer and seller respecting the option price of any unit, to employ at the expense of the Capital Stock Fund a certified public accountant or a firm of certified public accountants approved by the Company, to determine the amount of such option price, and every determination so made shall be binding and conclusive upon all parties to the transaction.
     (i) To borrow any sum or sums of money from time to time from any person, including the Company, for the purpose of paying taxes and, as security for the payment of any sums so borrowed, together with interest thereon, to charge, by pledge, mortgage or otherwise, the Capital Stock Fund or any other assets in the hands of the trustees and to execute such evidences of indebtedness as the lenders may from time to time require.
     (j) To institute or cause to be taken or instituted or to intervene in or become a party to or exercise control over such actions, suits or proceedings as the trustees shall deem judicious or proper in order to protect the Capital Stock Fund or any other assets held by the trustees and to defend or settle, in whole or in part, any litigation which may at any time be threatened or instituted.

27: Notices. It shall be the duty of each party in interest hereunder, including each owner of trust certificates, to keep the trustees informed of his proper post office address, and any notice, communication, payment or distribution under this Agreement may be given or made by mailing such notice, communication, payment or distribution to such address with the same force and effect as if personally delivered.

28: Meetings of Owners of Trust Certificates. Meetings of owners of trust certificates or of any class of such owners may be called by the trustees in their discretion and held at such time and place as shall be designated by the trustees, upon five days' notice in writing, from the trustees to the class of owners of trust certificates for which such meeting is held and at any such meeting a trustee designated by the trustees shall act as chairman and each unit shall be entitled to one vote in determining any matter presented to such meeting. In case there shall be no trustees such meeting may be called by any five owners of units.

                                IV. THE TRUSTEES

29: Right to Resign; Selection of Successor Trustees. The office of any trustee hereunder shall be vacated and any and all right, title and interest of such trustee in the Capital Stock Fund and other assets in the hands of the trustees, if any, shall be divested without formal conveyance by (a) death, (b) mental or physical incapacity certified to the remaining trustees by two physicians of good standing retained by the trustees, (c) absence from the United States for a period of more than one year, (d) resignation evidenced by written instrument delivered to the remaining trustees, (e) termination of employment in the service of the Employers, or (f) ceasing to be an owner of one or more units.
     Any vacancy occurring in the office of any trustee shall be filled from among the employee-eligible owners of units by the written appointment of Harry
J. Grant, so long as he shall be one of the trustees hereof, and by the written acceptance of such appointee. Thereafter every such vacancy shall be filled from among the employee-eligible owners of units by the written appointment of the remaining trustees or trustee and the written acceptance of the appointee, but if such remaining trustees or trustee shall not have filled such vacancy within one month after such vacancy shall have occurred, or if there shall be no remaining trustee, then by the affirmative vote of the employee-eligibles and employee benefit trusts owning at least a majority of the units then outstanding owned by employee-eligibles and employee benefit trusts.
     A certificate executed by any three trustees in the same manner as a deed to be recorded shall for all purposes of this Agreement be evidence of the identity of the trustees acting under this Agreement at the time specified in such certificate.
     All persons appointed or elected to the office of trustee, as aforesaid, shall be vested with all the same estates, powers, rights, duties, privileges, immunities and discretions as if originally named herein.

30: Majority Rule; Action by Trustees. Except only as provided in Section 38, a majority of the number of the trustees from time to time acting hereunder, even though less than five, may do any act which might be performed by all of their number, and such action may be at a meeting of the trustees or without a meeting by an instrument or separate concurrent instruments in writing signed by the requisite number of trustees and filed at the office of the trustees. If less than all of the trustees shall perform any act they shall give prompt notice of such action to the trustees who did not participate therein, but failure to give such notice shall not invalidate such act. No trustee shall be answerable or accountable for any act of any other trustee in which he shall not have participated, nor for the custody of any property except such as shall come into his own possession or personal control.

     The trustees may appoint a secretary who shall keep and maintain a record of their proceedings and action in such form as the trustees shall determine and meetings of the trustees shall be held at such times and places and upon such notice as they may from time to time determine and establish by agreement or resolution.

31: Eligibility of Trustees as Officers and Directors. No person holding office as trustee hereunder shall on that account be ineligible to serve as an officer or member of the Board of Directors of any of the Employers, nor to receive compensation for services rendered to any of the Employers, nor to acquire or hold for his personal account shares of Journal stock, units or trust certificates evidencing units.

32: No Bond Required of Trustees. No bond or other security shall be required of any trustee for the due performance of his duties hereunder unless a majority of the trustees shall from time to time determine otherwise.

33: Limitation on Liability of Trustees for Losses. No trustee shall incur any liability or have any responsibility for any error of judgment or mistake of law, or for any action or omission in the administration of this trust, except only for his individual willful misconduct.

34: Compensation of Trustees; Exoneration From Liability. The trustees shall be entitled to no compensation for their services hereunder, but shall be entitled to exoneration from any and all liabilities which may be incurred by them in the bona fide discharge of their duties hereunder and shall be entitled to reimbursement for taxes and expenses paid in administering this trust, and shall have a lien upon all trust assets in their hands to secure such exoneration and reimbursement.

35: Audit of the Trustees' Accounts. The trustees shall, at least once in every year, cause to be prepared a comprehensive report setting forth their assets and liabilities, receipts and disbursements, and shall cause such report to be audited by a certified public accountant or a firm of certified public accountants selected by the trustees and copies thereof shall be filed in the office of the trustees and shall there be open for the inspection of stockholder-eligibles and the owners of units.

                   V. TERMINATION, AMENDMENT AND DISTRIBUTION

36: Termination by Sale of Journal Stock. In the event that the trustees shall have sold, in compliance with the provisions of Section 24, any or all of the shares of Journal stock held by them hereunder, this trust, with respect to the shares of Journal stock so sold, shall terminate.

37: Duration of Trust. Unless terminated in the manner provided in Section 36 or in Section 38, the duration of this trust shall be perpetual.

38: Amendment and Termination by Consent. This Agreement may be amended, or the trust hereby created may be terminated at any time by the written consent of all of the trustees then acting hereunder and the written consent of such of the stockholder-eligibles as shall own at least 80 percent of the shares of Journal stock then owned by stockholder-eligibles, and the affirmative vote of employee-eligible and employee benefit trust owners of at least two-thirds of the units then outstanding owned by employee-eligibles and employee benefit trusts.

39: Distribution Upon Termination. In the event that this trust shall be terminated by sale of Journal stock as provided in Section 36 the trustees shall distribute the proceeds of such sale, or in the event this trust shall be terminated in the manner provided in Section 38, the trustees shall distribute the Capital Stock Fund as it may then be constituted, including principal and undistributed income thereof, if any, less such sums as the trustees shall deem necessary to reserve for taxes, expenses and other charges which may be incurred by the trustees in making such sale and/or distribution, unto the owners of units then outstanding, in proportion to the number of such units owned by them respectively.

                         VI. SUPPLEMENTARY TRUST FUNDS

40: Composition of a Supplementary Trust Fund. If the trustees shall acquire, either through the receipt of dividends, the exercise of subscription rights, an exchange upon recapitalization or reorganization, or by any other means, stock of the Company of a kind or class other than Journal stock is defined in Section 1, each such kind or class of stock, called "supplementary stock," shall be segregated and held by the trustees in a separate trust fund, called "supplementary trust fund," the beneficial interest in which shall be divided into as many equal parts, called "supplementary units," as the trustees shall deem necessary or convenient, and ownership of such supplementary units shall be vested in the owners of units or supplementary units on account of which the same shall have been acquired pro rata and shall be evidenced by trust certificates, called "supplementary trust certificates," which shall be issued in substantially the form set forth in Section 4.

41: Terms and Conditions Governing Supplementary Trust Funds, Units Therein and Supplementary Trust Certificates. Except as to the formula for determining option price, as provided in Section 42 and 43, respectively, each supplementary unit and each kind or class of supplementary stock represented thereby shall be subject to all the terms and conditions of this Agreement which are applicable to units and Journal stock respectively, to the same extent as though the words "supplementary unit" were substituted whenever the word "unit" appears, and the words "supplementary stock" were substituted wherever the words "Journal stock" appear, and each supplementary trust certificate and each supplementary trust fund shall be subject to all the terms and conditions of this Agreement which are applicable to trust certificates and the Capital Stock Fund, respectively, to the same extent as though the words "supplementary trust certificate" were substituted wherever the words "trust certificate" appear, and the words "supplementary trust fund" were substituted wherever the words "Capital Stock Fund" appear. Supplementary units subject to the terms and conditions of this Agreement may be dealt with by the owners thereof independently of the units or other supplementary units on account of which they may be acquired.

42: Formula for Option Price of a Supplementary Unit. In the event that any supplementary unit shall be subject to purchase under the options as provided in
Section 9 and 10, the price, called "option price," at which such supplementary unit may be purchased by any optionee shall be determined as follows:
     The option price of a share of the supplementary stock represented by such unit shall be calculated according to the formula set forth in Section 43, except that in lieu of the words "date of the trustees' offer" wherever occurring in Section 43, there shall be substituted (a) with respect to optionees of Class A, B or C the words "date of the option event," and (b) with respect to Class D optionee the words "date of purchase." This amount shall then be multiplied by the number of shares of such supplementary stock held by the trustees on the date of the option event in the case of optionees of Class A, B or C or on the date of purchase in the case of Class D optionee, and the result thus obtained shall be divided by the number of such supplementary units outstanding on such date. The quotient thus obtained shall be the option price of such supplementary unit, which shall be tentatively determined with the same effect as provided in Section 11.

43: Formula for Option Price of Supplementary Stock. In the event that any share of supplementary stock shall become subject to purchase under the options provided in Section 24, the price, called "option price," at which such supplementary stock may be purchased by any optionee described in said Section 24 shall be determined on a consolidated basis in accordance with generally accepted accounting principles practiced by the Company as shown by the books and records of the Company and its subsidiaries, as follows:
     The book value of all such outstanding supplementary stock as of the close of the fiscal year next preceding the date of the trustees' offer shall first be determined. Insofar as applicable to such supplementary stock, this figure shall be increased by the net income or decreased by the net loss, as the case may be, realized between the close of such fiscal year and the close of the accounting period next preceding the date of the trustees' offer, and from the amount thus obtained shall be subtracted the amount of dividends, if any, paid on such supplementary stock since the close of such fiscal year. To this result there shall be added, if such supplementary stock shall be the terms of its issue be entitled to participate without limit in the net income of the Company available for dividends, an amount equal to 39 times the proportionate interest of such supplementary stock in the average accounting period net income of the Company available for dividends during as many accounting periods not exceeding 65 next preceding the date of the trustees' offer as such supplementary stock shall have been outstanding. The sum thus obtained shall be divided by the number of shares of such supplementary stock outstanding as of the date of the trustees' offer, and the quotient shall be the option price for each share of such supplementary stock which shall be tentatively determined with the same effect as provided in
Section 25. Provided however, that the option price of any share of supplementary stock which by the terms of its issue is entitled to participate in net earnings of the Company in a limited amount or percentage, shall not in any event exceed the price at which it is callable or redeemable under the terms of its issue, or the stated amount at which it is entitled by the terms of its issue to participate in the assets of the Company in the event of liquidation, whichever is higher. In the event that there shall have been any change in the capitalization of the Company between the end of the fiscal year next preceding the date of the trustees' offer and the date of the trustees' offer, the trustees shall make such adjustment in the option price as may be necessary fairly to reflect such change.

                  VII. DIVISION OF TRUST INTO SEPARATE TRUSTS

44: Circumstances Under Which Trust is Divisible. If the trustees shall acquire, either through the receipt of dividends, the exercise of subscriptionrights, an exchange upon reorganization or by any other means, stock of any corporation other than the Company, which corporation and in that event the Company also are called `'separate corporations," and any owner of units shall cease to be employed by any separate corporation but shall be employed by any other separate corporation, the trustees shall divide this trust into separate and distinct trusts, called `'separate trusts," so that the stock of each separate corporation employing the same owners of units shall be held in the same separate trust but that the stock of each separate corporation employing different owners of units shall be in different separate trusts, but, subject to such limitation, the trustees may make any allocation among such separate trust, of supplementary stock, if any, held in this trust before its division as aforesaid which they may deem appropriate, having regard to the nature of the business conducted by the separate corporations whose stock shall be held in the several separate trusts.
     If, however, the trustees shall acquire, through any of the means described in the preceding sentence, stock of any corporation other than the Company and none of the owners of units shall cease to be employed by the Company by reason of being transferred to such corporation other than the Company, the stock of such other corporation shall be called, and treated in all respects as, supplementary stock, as provided in Sections 40, 41, 42 and 43.

45: Exchange of Trust Certificates and Supplementary Trust Certificates, Terms Governing Separate Trusts. Upon the division of this trust into separate trusts as provided in Section 44, the trustees shall call in all of the outstanding trust certificates and supplementary trust certificates, if any, and shall issue in exchange therefor to the owners thereof appropriate trust certificates and, if issuable, supplementary trust certificates for their proper number of units of beneficial interest in each separate trust respectively. Upon receipt of trust certificates and supplementary trust certificates, if any, in each separate trust each employee-eligible or employee benefit trust owner thereof shall offer such of them as represent units of supplementary units in shares of stock of a separate corporation by which such owner is not employed or was not created for sale to optionees in the manner set forth in Sections 9, 10, 41 and 42, provided, however, that Class A and B optionees shall be employee-eligibles and employee benefit trusts of such separate corporation and Class D optionee such separate corporation.
     Thereafter each separate trust shall be administered independently of each other separate trust and shall be subject to all the terms and conditions of this Agreement as though the stock of each separate corporation held in such separate trust were Journal stock or supplementary stock, as the case may be, and each such separate corporation were the Company, provided, however, that if any of the trustees of this trust shall become disqualified to act as trustees of any separate trust by reason of their not owning any units in such separate trust, the remaining trustees who are not so disqualified shall constitute the trustees for such separate trust and they, or if all of the trustees shall be so disqualified, then all of such disqualified trustees shall fill the vacancy of any disqualified trustee or trustees in the manner herein provided with respect to this trust, and thereafter the several separate trusts shall be administered by separate trustees.

46: Subdivision of Separate Trusts. If after a separation of this trust into separate trusts, as provided in Section 44, any owner of a separate unit or units shall cease to be employed by any separate corporation but shall be employed by any other separate corporation whose stock shall be held in any separate trust, or if the trustees shall acquire in any separate trust, stock of a corporation other than that whose stock shall be held in such separate trust and any of the owners of units in such separate trust shall cease to be employed by any such separate corporation but shall be employed by any other such separate corporation whosestock shall be held in such separate trust, the trustees shall subdivide such separate trust into further separate trusts, and the same procedure shall be followed with the same effect as described in Sections 44 and 45.

                           VIII. SITUS; INSPECTION OF
                          AGREEMENTS; AND SEVERABILITY
                                  OF PROVISIONS

47: Situs. The trustees may, in their discretion, from time to time, change the situs of the Capital Stock Fund or other assets held by the trustees to any place within the United States, which situs may be at a place other than the residence of the respective trustees, or any of them.

48: Inspection of This Agreement. A copy of this Agreement shall be filed in the principal office of the Company and in the office of the trustees, and shall be open to inspection by all interested persons, under such conditions as the trustees in their discretion shall prescribe.

49: Severability of Provisions. If for any reason any provisions of this Agreement shall become or be held inoperative or illegal, the validity and effect of the other provisions hereof shall not thereby be affected.

     This Agreement is executed in fourteen counterparts, each of which will be deemed to be an original.

     IN WITNESS WHEREOF, first parties, HARRY J. GRANT, FAYE McBEATH, SUSAN A. BOYD, KATHARINE BOYD MOREHEAD and MARY BOYD EVANS, have hereunto set their hands and seals, and WILMINGTON TRUST COMPANY, as Trustee under Agreement dated November 12, 1931, with Katharine Boyd Morehead, and WILMINGTON TRUST COMPANY, as Trustee under Agreement dated November 12, 1931, with Mary Boyd Evans, has caused this Agreement to be signed in its name by one of its Vice Presidents and to be attested and its corporate seal to be hereunto affixed by one of its Assistant Secretaries; and the trustees, HARRY J. GRANT, LESLIE A. WEBSTER, JOHN DONALD FERGUSON, LEONARD L. BOWYER and MARVIN H. CREAGER, have hereunto set their hands and seals; and the third party, JOURNAL COMMUNICATIONS, has caused this Agreement to be signed in its name by its President and to be attested and its corporate seal to be hereunto affixed by its Secretary, done as of May 15, 1937.